Execution Copy

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") has been made as of March __, 2007, by and among Industrial Electric Services, Inc., a Florida corporation ("INEL"), INEL Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of INEL ("Sub"), China Organic Agriculture Limited, a British Virgin Islands corporation ("COA"), and the shareholders of COA, each of whom is identified on Schedule A to this Agreement (the "COA Shareholders").

      Whereas, the respective Boards of Directors of INEL, Sub and COA have approved the merger, pursuant and subject to the terms and conditions of this Agreement, of Sub with and into COA (the "Merger"), whereby all of the issued and outstanding shares of the Common Stock of COA (the "COA Common Stock") will be converted into the right to receive a specified number of shares of the Common Stock of INEL (the "INEL Common Stock"); and the parties each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      Now, Therefore, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Merger on the terms and conditions herein provided and further agree as follows:

                             ARTICLE 1. DEFINITIONS

      1.1 Definitions.

      In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

      "Affiliate" means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

      "Claim" means any contest, claim, demand, assessment, action, suit, cause of action, complaint, litigation, proceeding, hearing, arbitration, investigation or notice of any of the foregoing involving any Person.

      "Closing" means the consummation of the Merger.

      "Code" means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder.

      "Constituent Corporations" means COA and Sub, as the constituent corporations of the Merger.

      "GCL" means the Delaware General Corporation Law.

      "Person" means and includes any individual, partnership, corporation, trust, company, unincorporated organization, joint venture or other entity, and any Governmental Entity.

      "Record Holder" means a holder of record of COA Common Stock as shown on the regularly maintained stock transfer records of COA.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly through an Affiliate, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

      "Surviving Corporation" means COA, as the surviving corporation of the Merger.

      "U.S." means the United States of America.

      1.2 Interpretation.

      In this Agreement, unless the express context otherwise requires:

            (a) the words "herein," "hereof" and "hereunder and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

            (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

            (c) references to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns;

            (d) references to a "third party" means a Person that is neither a Party to this Agreement nor an Affiliate thereof;

            (e) the terms "dollars" and "$" means U.S. dollars;

            (f) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

            (g) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

            (h) wherever the word "include," "includes" or "including is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                              ARTICLE 2. THE MERGER

      2.1 Effective Time of the Merger.

      Subject to the provisions of this Agreement, the Merger will be consummated by the filing with the Secretary of State of the State of Delaware and the appropriate corporation office in the British Virgin Islands ("BVI") of articles of merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the GCL and the corporate law of the BVI, as the case may be (the time of such filing or such later time and date as is specified in such filing being the "Effective Time").


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

      2.2 Closing.

      The Closing will take place at 10:00 a.m., local time, on the earliest date practicable after all of the conditions set forth in Articles 7 and 8 are satisfied or waived by the appropriate party (the "Closing Date").

      2.3 Effects of the Merger.

      By virtue of the Merger and without the necessity of any action by or on behalf of the Constituent Corporations, or either of them:

            (a) at the Effective Time, (i) the separate existence of Sub will cease, and Sub will be merged with and into COA, and (ii) the certificate of incorporation and bylaws of COA as in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended, and after the Effective Time the laws of the British Virgin Islands shall govern the Surviving Corporation; and

            (b) at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations will be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, will not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations will thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

                  ARTICLE 3. EFFECT OF MERGER ON CAPITAL STOCK

      3.1 Effect on Capital Stock.

      As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of COA Common Stock or of shares of the capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub will be converted into the right to receive one fully paid and non-assessable share of the capital stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock. Shares of COA Common Stock, if any, that are held by COA as treasury stock will be cancelled and retired and will cease to exist, and no Merger Consideration will be delivered in exchange therefor. Shares of INEL Common Stock, if any, owned by COA as of the Effective Time will remain unaffected by the Merger.

            (c) Exchanged Shares; Stock Merger Consideration.


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

                  (i) "Exchanged Shares" means all shares of COA Common Stock issued and outstanding immediately prior to the Effective Time other than shares of COA Common Stock, if any, held by COA as treasury stock.

                  (ii) The consideration payable in the Merger will consist of an aggregate of twenty seven million four hundred forty eight thousand seven hundred and seventy six (27,448,776) shares of INEL Common Stock, which shall be distributed among the COA Shareholders in accordance with Schedule A hereto (the "Stock Merger Consideration").

            (d) Exchange of Exchanged Shares for Stock Merger Consideration. As of the Effective Time, by virtue of the Merger, each issued and outstanding Exchanged Share will be converted into the right to receive the Stock Merger Consideration, payable, to the Record Holders of Exchanged Shares at the Effective Time. As of the Effective Time, all shares of COA Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Stock Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 3.2.

      3.2 Exchange of Stock Merger Consideration for Exchanged Shares.

            (a) Exchange. On the Closing Date, the holders of all of the COA Common Stock shall deliver to INEL certificates or other documents evidencing all of the issued and outstanding COA Common Stock, duly endorsed in blank or with executed power attached thereto in transferable form. In exchange for all of the COA Common Stock tendered pursuant hereto, INEL shall issue to COA Shareholders the Stock Merger Consideration.

            (b) No Further Ownership Rights in COA Common Stock. All shares of INEL Common Stock issued upon the surrender for exchange of shares of COA Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of COA Common Stock, and there will be no further registration of transfers of the shares of COA Common Stock (other than shares held directly or indirectly by INEL) after the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or its transfer agent for any reason, such Certificates will be cancelled and exchanged as provided by this Article 3.

                ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF COA

      The represents and warrants made by COA herein shall be deemed to have been made by COA with respect to COA itself and with respect to each subsidiary of COA. COA represents and warrants to INEL and to Sub as follows, as of the date hereof and as of the Closing Date:

      4.1 Organization.

      COA is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Island and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of COA's certificate of incorporation or bylaws. COA has full power, authority and legal right and has taken all corporate action required by law, its articles of incorporation, bylaws and otherwise to authorize the execution and delivery of this Agreement.


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

      4.2 Capitalization.

      The authorized capitalization of COA consists of 50,000 shares of common stock, no par value and no preferred shares. As of the date hereof, there are 50,000 shares of common stock issued and outstanding. All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. COA has no other securities, warrants or options authorized or issued.

      4.3 Subsidiaries.

      COA owns 100% of Jilin Songyuan City ErMaPao Green Rice Limited, a corporation organized under the laws of China. COA has no other subsidiaries, wholly or partially owned, directly or indirectly.

      4.4 Tax Matters; Books & Records

            (a) The books and records, financial and others, of COA are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

            (b) COA has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

            (c) COA shall remain responsible for all debts incurred prior to the closing.

      4.5 Information.

      The information concerning COA as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.6 Title and Related Matters.

      COA has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Schedules attached hereto, COA owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with COA's business. Except as set forth in the attached Schedules, no third party has any right to, and COA has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of COA or any material portion of its properties, assets or rights.


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

      4.7 Litigation and Proceedings

      There are no actions, suits or proceedings pending or threatened by or against or affecting COA, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of COA. COA is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      4.8 Contracts.

      On the Closing Date, except as set forth on Schedule 4.8:

            (a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which COA is a party or by which it or any of its properties are bound;

            (b) COA is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as COA can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of COA; and

            (c) COA is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; or (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

      4.9 No Conflict With Other Instruments.

      The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default (or which, with the giving of notice and/or the passage of time, would constitute an default) under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which COA is a party or to which any of its properties or operations are subject.


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

      4.10 Material Contract Defaults.

      To the best of COA's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of COA, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which COA has not taken adequate steps to prevent such a default from occurring (which steps are described in reasonable detail in the Schedules).

      4.11 Governmental Authorizations.

      COA has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by COA of the transactions contemplated hereby.

      4.12 Compliance With Laws and Regulations.

      COA has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of COA or would not result in COA's incurring any material liability.

      4.13 Insurance.

      All of the insurable properties of COA are insured for COA's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

      4.14 Approval of Agreement.

      The directors of COA have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

      4.15 Material Transactions or Affiliations.

      As of the Closing Date, there will exist no material contract, agreement or arrangement between COA and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by COA to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of COA and which is to be performed in whole or in part after the date hereof. COA has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

                ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF INEL

      INEL represents and warrants to COA, as of the date hereof and as of the Closing Date, as follows:


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

      5.1 Organization.

      INEL is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of INEL's articles of incorporation or bylaws. INEL has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

      5.2 Capitalization.

      The authorized capitalization of INEL consists of 1,000,000,000 shares of common stock, $0.001 par value per share. As of the date hereof, INEL has approximately 24,100,000 shares of common stock outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

      5.3 Subsidiaries.

      INEL has no subsidiaries other than Sub.

      5.4 Tax Matters: Books and Records.

            (a) The books and records, financial and others, of INEL are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

            (b) INEL has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

            (c) INEL shall remain responsible for all debts incurred by INEL prior to the date of closing.

      5.5 Litigation and Proceedings.

      There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting INEL or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of INEL. INEL is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.


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

      5.6 Material Contract Defaults.

      INEL is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of INEL, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which INEL has not taken adequate steps to prevent such a default from occurring.

      5.7 Information.

      The information concerning INEL as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

      5.8 Title and Related Matters.

      INEL has good and marketable title to and is the sole and exclusive owner of all of its Assets free and clear of all liens, pledges, charges or encumbrances. INEL owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with INEL's business. No third party has any right to, and INEL has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of INEL or any material portion of its properties, assets or rights.

      5.9 Contracts.

      On the Closing Date:

            (a) There are no material contracts, agreements franchises, license agreements, or other commitments to which INEL is a party or by which it or any of its properties are bound;

            (b) INEL is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as INEL can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of INEL; and

            (c) INEL is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.


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

      5.10 Compliance With Laws and Regulations.

      To the best of INEL's knowledge and belief, INEL has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of INEL or would not result in INEL incurring material liability.

      5.11 Insurance.

      INEL maintains no insurance policies.

      5.12 Approval of Agreement.

      The directors of INEL have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

      5.13 Material Transactions or Affiliations.

      There are no material contracts or agreements of arrangement between INEL and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of INEL and which is to be performed in whole or in part after the date hereof. Except as disclosed in Schedule 5.13, INEL has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

      5.14 No Conflict With Other Instruments.

      The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default (or which, with the giving of notice and/or the passage of time, would constitute an default) under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which INEL is a party or to which any of its properties or operations are subject.

      5.15 Governmental Authorizations.

      INEL has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by INEL of this Agreement and the consummation of the transactions contemplated hereby.


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

                          ARTICLE 6. SPECIAL COVENANTS

      6.1 Access to Properties and Records.

      Prior to closing, INEL and COA will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

      6.2 Availability of Rule 144.

      INEL and COA Shareholders holding "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as "restricted securities". INEL is under no obligation to register such shares under the Securities Act, or otherwise. The covenants set forth in this Section
6.2 shall survive the Closing and the consummation of the transactions herein contemplated.

      6.3 The Stock Merger Consideration.

      The consummation of this Agreement, including the issuance of the INEL Common Shares to the COA Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, inter alia, upon the circumstances under which the COA Shareholders acquire such securities.

      6.4 Third Party Consents.

      INEL and COA agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

      6.5 Actions Prior and Subsequent to Closing.

            (a) From and after the date of this Agreement until the Closing Date, except as expressly permitted or contemplated by this Agreement, INEL and COA will each use its best efforts to:

                  (i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

                  (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.


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

            (b) From and after the date of this Agreement until the Closing Date, INEL will not, without the prior consent of COA:

                  (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

                  (ii) declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                  (iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

                  (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

                  (v) purchase or redeem any Common Shares.

      6.6 Indemnification.

            (a) INEL hereby agrees to indemnify COA, each of the officers, agents and directors and current shareholders of COA as of the Closing Date against any loss, liability, claim, damage or reasonable expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

            (b) COA hereby agrees to indemnify INEL, each of the officers, agents, directors and current shareholders of INEL as of the Closing Date against any loss, liability, claim, damage or reasonable expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      6.7 COA Shareholder Representations. Each of the COA Shareholders acknowledges, represents and warrants as follows:

            (a) as of the date of this Agreement each of the COA Shareholders was, and at the Closing Date it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such COA Shareholder has not been formed solely for the purpose of acquiring the INEL Common Stock. Each COA Shareholder is not a registered broker-dealer under Section 15 of the Exchange Act.

            (b) each of the COA Shareholders are knowledgeable and experienced in finance and business matters and thus they are able to evaluate the risks and merits of acquiring the shares of Common Stock of INEL;

            (c) each of the COA Shareholders are able to bear the economic risk of purchasing the INEL common stock;

            (d) INEL has provided the COA Shareholders with access to the type of information normally provided in a prospectus;

            (e) INEL did not use any form of public solicitation or general advertising in connection with the issuance of the shares;

            (f) as to the following COA Shareholders - Huizhi Xiao, Luxesource International Investment Limited, JK Friedman Capital Limited, Shenzhen Hua Yin Guaranty & Investment Company Limited, China US Bridge Capital Limited, Simple (Hong Kong) Investment and Management Company Limited, and First Capital Limited (collectively the "Offshore COA Shareholders"), the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, each of the Offshore COA Shareholders was outside the United States (in China), or INEL and any person acting on its behalf reasonably believed that each Offshore COA Shareholders was outside the United States, or
(B) the transaction was not executed on or through the facilities of the Over the Counter Bulletin Board and neither INEL nor any person acting on its behalf knows that the transaction has been prearranged with a person in the United States;

            (g) the transactions contemplated hereby are bona fide and not for the purpose of avoiding any resale restrictions with respect to on "restricted securities" (as that term is defined in Rule 144(a)(3) under the 1933 Act) under any applicable law;

            (h) each of the COA Shareholders understands and acknowledges that none of the INEL Common Stock has been registered under the Securities Act. Each COA Shareholder is acquiring the INEL Common Stock as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof, without prejudice, however, to such COA Shareholder's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such COA Shareholder to hold the securities for any period of time. Such COA Shareholder is acquiring the INEL Common Stock hereunder in the ordinary course of its business. Such COA Shareholders does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the INEL Common Stock. INEL has no obligation and has made no undertaking or promise to register INEL capital stock.

               ARTICLE 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF INEL AND SUB

      The obligations of INEL and Sub under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      7.1 Accuracy of Representations.

      The representations and warranties made by COA in this Agreement were true when made and shall be true and complete at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and COA shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by COA prior to or at the Closing COA shall be furnished with a certificate, signed by a duly authorized officer of COA and dated the Closing Date, to the foregoing effect.

      7.2 Director Approval.

      The Board of Directors of INEL shall have approved this Agreement and the transactions contemplated herein.

      7.3 Officer's Certificate.

      INEL shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of COA to the effect that: (a) the representations and warranties of COA set forth in the Agreement and in all exhibits, schedules and other documents furnished in connection herewith are in all material respects true, complete and correct as if made on the Effective Date; (b) COA has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to INEL, COA has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of COA, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the COA Schedules, by or against COA which might result in any material adverse change in any of the assets, properties, business or operations of COA.

      7.4 No Material Adverse Change.

      Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of COA.

      7.5 Other Items.

      INEL shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as INEL may reasonably request.

               ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                         OF COA AND THE COA SHAREHOLDERS

      The obligations of COA and the COA Shareholders under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

      8.1 Accuracy of Representations.

      The representations and warranties made by INEL in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and INEL shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by INEL prior to or at the Closing. COA shall have been furnished with a certificate, signed by a duly authorized executive officer of INEL and dated the Closing Date, to the foregoing effect.

      8.2 Director Approval.

      The Board of Directors of COA shall have approved this Agreement and the transactions contemplated herein.

      8.3 No Material Adverse Change.

      Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of INEL

                             ARTICLE 9. TERMINATION

      9.1 Termination Rights.

            (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either INEL or COA, respectively, at any time prior to the Closing Date if:

                  (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                  (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

      In the event of termination pursuant to this paragraph (a), no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

            (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of INEL if COA shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of COA contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to COA. If this Agreement is terminated pursuant to this paragraph (b), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

            (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of COA if INEL shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of INEL contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to INEL If this Agreement is terminated pursuant to this paragraph (c), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

            (d) In the event of termination pursuant to paragraph (b) and (c) hereof, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

                            ARTICLE 10. MISCELLANEOUS

      10.1 Brokers and Finders.

      Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      10.2 Law, Forum and Jurisdiction.

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America, except for applicable provisions of the Delaware General Corporation Law, which shall control to the extent applicable.

      10.3 Notices.

      Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      If to INEL: 10880 Wilshire Blvd Suite 2250, Los Angeles, CA 90024

      If to COA: ___________________________
                 ___________________________
                 ___________________________

      or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

      10.4 Attorneys' Fees.

      In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein to the extent the non-breaching party is successful in any such action or suit.

      10.5 Confidentiality.

      Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      10.6 Schedules; Knowledge.

      Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      10.7 Third Party Beneficiaries.

      This contract is solely among the parties hereto and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      10.8 Entire Agreement.

      This Agreement represents the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, written or oral, express or implied, with respect thereto. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

      10.9 Survival; Termination.

      The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

      10.10 Counterparts.

      This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      10.11 Amendment or Waiver.

      Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by the party or parties for whose benefit the provision is intended, in any such case only to the extent set forth in a writing signed by the party to be held thereto.

      10.12 Expenses.

      Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

      10.13 Headings; Context.

      The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

      10.14 Benefit.

      This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their successors and permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

      10.15 Public Announcements.

      Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

      10.16 Severability.

      In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      10.17 Failure of Conditions; Termination.

      In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement as provided in Article 9. In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties' reasonable legal fees. The election to proceed shall be made in writing and shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions, but shall terminate the non-electing party's liability for the other parties' legal fees.

      10.18 No Strict Construction.

      The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

      10.19 Execution Knowing and Voluntary.

      In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

                            [Signature page follows]

      In Witness Whereof, INEL, Sub and COA, each pursuant to the approval and authority duly given, as well as the COA Shareholders, have caused this Agreement and Plan of Merger to be executed as of the date first above written.


                                              Industrial Electric Services, Inc.

                                              By:
                                                  ------------------------------
                                                  Xia Wu
                                                  President and Chief Executive
                                                  Officer


                                              INEL Merger Sub, Inc.

                                              By:
                                                  ------------------------------
                                                  Xia Wu
                                                  Its Chairman of the Board and
                                                  Chief Executive Officer


                                              China Organic Agriculture Limited

                                              By:
                                                  ------------------------------
                                                  Huizhi Xiao
                                                  Its Sole Director

                                       COA
                                  Shareholders



                                               Luxesource International
-------------------------------------          Investment Limited
Huizhi Xiao
                                               By:
                                                   -----------------------------
                                               Name/
                                               Title


JK Friedman Capital Limited                    Shenzhen Hua Yin Guaranty &
                                               Investment Company Limited

By:                                            By:
    ---------------------------------              -----------------------------
Name/                                          Name/
Title                                          Title

First Capital Limited                          China US Bridge Capital Limited

By:                                            By:
    ---------------------------------              -----------------------------
Name/                                          Name/
Title                                          Title


                                               Simple (Hong Kong) Investment &
                                               Management Company Limited

                                               By:
                                                   -----------------------------
                                               Name/
                                               Title

                                   SCHEDULE A

                                COA SHAREHOLDERS

--------------------------  ------------  ---------------  -------------------
                            COA Common
Name of COA                    Stock                       Shares of Diversifax,
Shareholder                 Ownership %    Shares of COA    Inc. Common Stock
--------------------------  ------------  ---------------  -------------------
Huizhi Xiao                    36.85%         18,425           10,114,873

Luxesource International       22.50%         11,250            6,175,975
Limited

JK Friedman Capital
Limited                        3.85%           1,925            1,056,778
--------------------------  ------------  ---------------  -------------------
Shenzhen Huaying                6.3%           3,150            1,729,273
Guaranty and
Investment Company
Limited
--------------------------  ------------  ---------------  -------------------
First Capital Limited            10%           5,000            2,744,878
--------------------------  ------------  ---------------  -------------------
Simple (Hong Kong)              10.5%          5,250            2,882,121
Investment &
Management Company
Limited
--------------------------  ------------  ---------------  -------------------
China US Bridge Capital          10%           5,000            2,744,878
Limited
--------------------------  ------------  ---------------  -------------------